UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2012

Ridgewood Energy O Fund, LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51924	76-0774429
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

14 Philips Parkway, Montvale, NJ 07645
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 942-5550

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 27, 2012, Ridgewood Energy O Fund, LLC, (the “Fund”), entered into a credit agreement (the “Credit Agreement”) with Rahr Energy Investments LLC, as Administrative Agent and Lender (and any other banks or financial institutions that may in the future become a party thereto, collectively “Lenders”) that provides for an aggregate loan commitment to the Fund of up to $24.1 million (“Loan”), to provide capital toward the funding of the Fund’s share of development costs on the Beta Project.  Except in cases of fraud and breach of certain representations, the Loan is non-recourse to the Fund’s other assets and secured solely by the Fund’s interests in the Beta Project.  In addition to the Fund’s execution of the Credit Agreement, Ridgewood Energy Q Fund, LLC, Ridgewood Energy S Fund, LLC, Ridgewood Energy T Fund, LLC, Ridgewood Energy V Fund, LLC, Ridgewood Energy W Fund, LLC, Ridgewood Energy A-1 Fund, LLC and Ridgewood Energy B-1 Fund, LLC (“Ridgewood Funds”, and when used with the Fund the “Ridgewood Participating Funds”) have also executed the Credit Agreement.  Pursuant to the Credit Agreement, each Ridgewood Participating Fund has a separate loan commitment from the Lenders and amounts borrowed are not joint and several obligations.  Each of the Ridgewood Participating Funds’ borrowings is secured solely by its separate interest in the Beta Project. Therefore, the Fund is liable for the repayment of its Loan and is not liable to the Lenders to repay any loan made to any other Ridgewood Fund.  Ridgewood Energy Corporation (the “Manager”) serves as the manager for each Ridgewood Participating Fund.

The Loan will be used by the Fund to pay its working interest percentage share of the costs to develop, complete, and construct infrastructure for the Beta Project. Prior to drilling, the estimated budget for the Beta Project included a single well development, tied-back to an existing production platform through a sub-sea connection, for which the estimated capital need was reserved to pay for the Fund’s share of the originally anticipated development.  The Beta Project was deemed a discovery in February 2012 and was determined to be significantly larger than originally expected by the Manager.  It is now anticipated by the Manager that the Beta Project will be developed through the drilling and completion of four wells (the first being the exploratory well that has already been drilled) and will include the design, development and construction of a fixed production platform. In addition, the Beta Project has the potential for two additional wells if approved by the working interest owners pursuant to the Beta Project’s joint operating agreement.  Because of the increased size of the Beta Project, the Fund’s share of the expected development budget exceeds the Fund’s available capital and the proceeds of the Loan will be used to pay for such excess. However, if any Loan proceeds are still available to the Fund upon completion of the initial four-well development, they can be used to fund the costs of any additional wells on the Beta Project.

The Fund anticipates it will borrow $24.1 million over the development period of the Beta Project, which will bear interest at 8% compounded annually and accrue only on Loan proceeds as they are drawn. Principal and interest will not be payable until such time that initial production has commenced for the Beta Project.  At that time, if certain revenue production levels are met, principal and interest will be repaid at a monthly rate of 1.25% of the Fund’s total principal outstanding at the date the Beta Project commences production for the first seven months of production, and a monthly rate of 4.5% of the Fund’s total principal outstanding at the date the Beta Project commences production thereafter until the Loan is repaid in full.  The Loan may be prepaid by the Fund without premium or penalty.  The Loan is non-recourse to the Fund, except in cases of fraud and breach of certain representations, and will be secured by a mortgage solely on the Fund’s interest in, the hydrocarbons produced from, and related equipment and infrastructure comprising, the Beta Project.

As additional consideration to the Lenders, each Ridgewood Participating Fund has agreed to convey an overriding royalty interest (“ORRI”) to the Lenders in their working interests in the Beta Project, including interests in the Beta Project acquired subsequent to the execution of the Credit Agreement, payments under which are only owed following the full repayment of all principal and interest amounts owed, as described above. The aggregate ORRI percentage amount to be conveyed to the Lenders is a percentage of the Ridgewood Participating Funds 22.75% aggregate working interest in the Beta Project and is tiered such that the ORRI decreases over time based on cumulative production from the Beta Project.  Each Ridgewood Participating Fund’s share of the Lender’s aggregate ORRI is directly proportionate to its level of borrowing as a percentage of total borrowings of all Ridgewood Participating Funds. Because each Ridgewood Participating Fund’s working interests and loan commitment is different, the ORRI percentage of each Ridgewood Participating Fund varies.  Using these principles, the Fund’s percentage ORRI to be granted to the Lenders equals 18.84% of the Fund’s production until the Fund’s share of Beta Project’s cumulative production equals approximately 1.29 million barrels of oil (MMBO), net of royalties.  Upon reaching that milestone the Fund’s ORRI percentage decreases to 12.56% of the Fund’s production until the Fund’s share of the Beta Project’s cumulative production equals approximately 2.02 MMBO, net of royalties, whereupon it decreases to, and remains at, 6.28% of the Fund’s net production.  The ORRI will be conveyed to the Lenders through and upon the execution of the Conveyance of Overriding Royalty Interest agreement, which will be executed by the Borrowers and delivered to the Lenders upon the satisfaction, or waiver, of certain conditions precedent. The ORRI must be signed and effective in advance of any borrowings by the Fund under the Credit Agreement.

The Credit Agreement contains customary negative covenants including covenants that limit the Fund’s ability to, among other things, grant liens, change the nature of its business, or merge into or consolidate with other persons. The events which constitute events of default are also customary for credit facilities of this nature and include payment defaults, breaches of representations, warrants and covenants, insolvency and change of control.  Upon the occurrence of a default, in some cases following a notice and cure period, the Lenders under the Credit Agreement may accelerate the maturity of the loans and require full and immediate repayment of all borrowings under the Credit Agreement.  Finally, the Lenders obligation to make the Loan is subject to customary conditions precedent including the delivery to Lenders of effective corporate organizational documents, pro forma financial statements, evidence of defensible title to the Beta Project and the payment of fees.

The expenses related to the securing of the Credit Agreement were borne by the Ridgewood Participating Funds.  Such amounts, which included expenses of the Ridgewood Participating Funds and the Administrative Agent, are estimated to be $0.6 million.  The Fund’s portion of such expenses is estimated to be $0.2 million.  The Ridgewood Participating Funds are not paying any commitment fees or “points” to the Lenders.

The above description is only a summary of the terms of the Credit Agreement and does not purport to be complete. You are advised to refer to the actual Credit Agreement, which is attached to this report as Exhibit 10.1 and incorporated by reference herein, for the full details of the terms thereof.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K and the documents the Fund has incorporated by reference herein, other than purely historical information, including estimates, projections, statements relating to the Fund’s business plans, strategies, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the US Private Securities Litigation Reform Act of 1995 that are based on current expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from the forward-looking statements. You are therefore cautioned against relying on any such forward-looking statements. Forward-looking statements can generally be identified by words such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “plan,” “target,” “pursue,” “may,” “will,” “will likely result,” and similar expressions and references to future periods. Examples of events that could cause actual results to differ materially from historical results or those anticipated include weather conditions, such as hurricanes, changes in market conditions affecting the pricing of oil and natural gas, the cost and availability of equipment, and changes in governmental regulations. Examples of forward-looking statements made herein include statements regarding future projects, investments and insurance. Forward-looking statements made in this document speak only as of the date on which they are made. The Fund undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

	Exhibit No.	Description

10.1
Credit Agreement dated as of November 27, 2012 among Ridgewood Energy O Fund, LLC, Ridgewood Energy Q Fund, LLC, Ridgewood Energy S Fund, LLC, Ridgewood Energy T Fund, LLC, Ridgewood Energy V Fund, LLC, Ridgewood Energy W Fund, LLC, Ridgewood Energy A-1 Fund, LLC, Ridgewood Energy B-1 Fund, LLC, Rahr Energy Investments LLC, as Administrative Agent, and certain Lenders party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIDGEWOOD ENERGY O FUND, LLC

Date: December 3, 2012	By:	/s/ Kathleen P. McSherry
	Name:	Kathleen P. McSherry
	Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1
Credit Agreement dates as of November 27, 2012 among Ridgewood Energy O Fund, LLC, Ridgewood Energy Q Fund, LLC, Ridgewood Energy S Fund, LLC, Ridgewood Energy T Fund, LLC, Ridgewood Energy V Fund, LLC, Ridgewood Energy W Fund, LLC, Ridgewood Energy A-1 Fund, LLC, Ridgewood Energy B-1 Fund, LLC, Rahr Energy Investments LLC, as Administrative Agent, and certain Lenders party thereto